Exhibit 31.2
CERTIFICATION
I, Gustavo Arnal, certify that:
1.    I have reviewed this annual report on Form 10-K/A of Bed Bath & Beyond Inc.; and
2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2021	/s/ Gustavo Arnal
Gustavo Arnal
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)